Exhibit 99.1

Divestiture of Non-Integrated Recycling Assets Casella Waste Systems January 24, 2011 John W. Casella Chairman & CEO Edwin D. Johnson CFO & SVP

2 Such risks and uncertainties include or relate to, among other things: the divestiture of the assets may not be successfully completed due to adverse economic conditions, the inability of the buyer to obtain its financing, the inability of the Company to obtain necessary approvals, or other factors beyond the company’s control. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2010. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Safe Harbor Statement Certain matters discussed in this presentation are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as we “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the disposition transaction and the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements.

# Transaction Summary – Divestiture of Non-Integrated Assets

| | |
|---|---|
| **Transaction** | • Divestiture of select non-integrated FCR recycling assets |
| **Purchaser** | • A newly formed company, financed by Pegasus Capital Advisors, L.P., MissionPoint Capital Partners LLC, HarbourVest Partners LLC, and Ares Capital Corporation. |
| **Purchase Price and Consideration** | • Gross proceeds of \$130.4 million<br>• Estimated net cash proceeds of \$117.4 million |
| **Use of Proceeds** | • Net cash proceeds will be used to repay the Company's Senior Secured Term Loan B<br>• Estimated pro forma leverage[1] of 4.0x, down from 4.4x in Q2 FY 2011 |
| **Overview of Divested Assets** | • Non-integrated FCR recycling assets (17 MRFs, 1 transfer station and certain related intellectual property assets)[2] |
| **Anticipating Closing** | • Q4 FY 2011 |

[1] Defined as consolidated total funded debt to bank-defined cash flow metric, as calculated per the Senior Secured Credit Agreement. [2] Divestiture excludes FCR recycling assets located inside Company's core operating region. (NY, MA, VT, NH, ME, and certain counties in PA).

Casella Waste Systems 3

4 Transaction Highlights and Rationale Divestiture strengthens Casella’s balance sheet and credit profile. 100% of net divestiture proceeds used to pay down debt. Total debt reduced by $117.4 million. Pro forma leverage of 4.0x, down 0.4x from 4.4x.1 Implementation of deleveraging strategy well ahead of original planned timeline. Transaction is attractive to Casella shareholders. Assets sold at an attractive valuation. Assets sold for gross proceeds of $130.4 million contributed $14.0 million of Adjusted EBITDA LTM Q2 FY11.2 2 Adjusted EBITDA equals earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges. See Appendix for reconciliation to GAAP measures. 1 Defined as consolidated total funded debt to bank-defined cash flow metric, as calculated per the Senior Secured Credit Agreement.

5 Transaction Highlights and Rationale (Cont’d) Transaction simplifies business model and improves risk profile. Sale of non-integrated recycling operations simplifies business structure. Risk profile is improved with lower exposure to recycling commodities. Same vision for the future, but with a stronger balance sheet and financial profile. Retains a strong set of integrated solid waste, recycling and resource transformation assets across the Northeast. Continues to be an industry leader in resource transformation. Continues to focus on improving asset performance and increasing cash flows through pricing and operating initiatives. Maintains financial and capital allocation discipline. 5

31 COLLECTION OPERATIONS 29 TRANSFER STATIONS DISPOSAL FACILITIES 10 RECYCLING FACILITIES 17 Integrated Solid Waste Operations1 Non-Integrated Recycling Operations (facilities being sold) LANDFILL GAS-TO-ENERGY FACILITIES 5 1 Integrated solid waste operations include collection, transfer, disposal, recycling, and gas-to-energy Casella Locations Post Divestiture Locations:

7 Casella Retains Strong Resource Solution Platform after Sale Meeting existing & emerging customer needs through resource solutions. Collection, transfer, disposal assets Integrated assets provide platform to provide complete resource solutions to customers. Annual amortizable landfill volumes in excess of 3.1 million tons at 10 disposal sites. Zero-Sort ® Recycling & organics provide opportunity to sell customers integrated solutions. Zero-Sort® Recycling Retain all MRFs inside the franchise and brokerage business. Annual recycling volume in excess of 350,000 tons. Organics solutions Organics solutions through New England Organics. Annual organics volume in excess of 600,000 tons. Renewable energy Landfill gas-to-energy projects at 5 disposal sites produce roughly 25 MW/hr of clean energy. Developing gas pipeline from Juniper Ridge landfill to University of Maine to supply gas to meet campus heating needs. 1 Pro forma annual landfill tons, recycling tons, organics tons, and energy production numbers are provided for FY 2010.

8 Transaction Supports Casella Strategy for the Future Increase cash flow generation and continue to reduce leverage. Company is committed to reducing leverage to at or below 3.5x. Continue to focus on improving asset performance and increasing cash flows by profitability growing revenues, increasing pricing, implementing operating initiatives, harvesting landfill value, and maintaining capital discipline. Continue to selectively pursue divestitures of non-core assets. Opportunistically refinance indebtedness to further reduce interest costs. Maintain focus and expand core Northeast platform and resource transformation leadership position. Densify and expand core franchise operations within the Northeast. Use Zero-Sort Recycling and Organics solutions to differentiate our offerings. Pursue resource transformation solutions that create incremental value from traditional waste streams.

9 Divestiture Overview Assets sold at an attractive valuation. Assets sold for gross proceeds of $130.4 million contributed $14.0 million of Adjusted EBITDA LTM Q2 FY11.1 Company continues to execute well against delevering strategy. 100% of net divestiture proceeds of $117.4 million used to pay down debt. Pro forma October 31, 2010 leverage of 4.0x, down from 4.4x.2 Leverage down from a peak of 4.9x in October 31, 2009.2 Debt repayment reduces pro forma interest expense by approximately $8.0 million annually.3 1 See Appendix for reconciliation of Adjusted EBITDA to GAAP measures. 2 Defined as consolidated total funded debt to bank-defined cash flow metric, as calculated per the Senior Secured Credit Agreement. 3 The estimated interest savings does not include the refinancing of any other indebtedness, as currently contemplated.

10 Divestiture Overview – Assets Sold in Context of Casella 87.7% 12.3% 87.8% 12.2% $522.3 $123.6 FY 2010A ($ in millions) LTM Q2 FY 2011A ($ in millions) 87.0% 13.0% 88.9% 11.1% $537.6 $125.9 1 1 1 See Appendix for Adjusted EBITDA reconciliations to GAAP measures.

11 Use of Net Cash Proceeds Casella intends to use the net cash proceeds from the divestiture to repay the Term Loan B. Term Loan B interest rate at 7.0% (L+500bps, with 2.0% LIBOR floor). Per the Senior Secured Credit Agreement, the Company is required to: Repay Term Loan B with asset sale proceeds in excess of $15.0 million during a fiscal year.1 Obtain the Consent of the Senior Secured Credit Agreement lenders to consummate dispositions over the term of the loan in excess of 5% of consolidated total assets (the FCR Disposition is over this threshold). The Consent for the FCR Disposition from the Senior Secured Credit Agreement lenders is conditional upon the company applying 100% of the net proceeds from the asset sale together with other such amounts necessary to repay the Term Loan B in full. The Second Lien Notes restrict the company from repaying subordinated indebtedness (i.e. the existing 2003 Senior Subordinated Notes) without first complying with the Restricted Payment tests. The Company is prohibited at this time from repaying subordinated indebtedness with asset sale proceeds because we do not have capacity under the restricted payments basket. 1 Net cash proceeds from divestitures can be reinvested in operating assets, however the Consent between Casella and the Required Senior Secured lenders requires the Company to use the proceeds to repay the Term Loan B in full.

# Transaction Overview – Sources & Uses and Pro Forma Capitalization

*($ in millions)*

| Sources | Amount | % |
|---|---|---|
| Asset Sale Gross Proceeds[1] | $130.4 | 86.5% |
| Revolver Draw | 20.4 | 13.5% |
| **Total Sources** | **$150.8** | **100.0%** |

| Uses | Amount | % |
|---|---|---|
| Asset Sale Taxes and Transaction Expenses | $13.0 | 8.6% |
| Term Loan Paydown | 128.4 | 85.1% |
| Repay Financing Lease Obligations[2] | 9.4 | 6.2% |
| **Total Uses** | **$150.8** | **100.0%** |

*(1) Net proceeds are expected to be approximately $117.4mm after netting approximately $9.1mm of cash taxes and approximately $3.9mm of transaction expenses*

*(2) Financing Lease Obligations of $8.9mm and $0.5mm of transaction costs and premium.*

| ($ in millions) | Maturity | Actual 10/31/2010 | Adjustments | Pro Forma[1] 10/31/2010 |
|---|---|---|---|---|
| Cash and Equivalents | | $4.0 | - | $4.0 |
| Revolving Credit Facility (L+400bps)[2] | December 2012 | 30.0 | 20.4 | 50.4 |
| Term Loan B (L+500bps, 2.0% Floor) | April 2014 | 128.4 | (128.4) | 0.0 |
| Seller Notes, Capital Leases and Fin. Lease Obligations | Various | 14.9 | (8.9) | 6.0 |
| Second Lien Notes (11.0%) | July 2014 | 180.0 | 0.0 | 180.0 |
| Maine IRB Bonds | January 2025 | 25.0 | 0.0 | 25.0 |
| **Total Senior Secured Debt** | | **$378.3** | | **$261.4** |
| Senior Subordinated Notes (9.75%) | February 2013 | 195.0 | 0.0 | 195.0 |
| **Total Debt** | | **$573.3** | | **$456.4** |
| Cash Interest Expense[3] | | $53.1 | (8.0) | $45.1 |
| Adjusted EBITDA[4] | | $125.9 | (14.0) | $111.9 |
| <u>Credit Statistics:</u>[5] | | | | |
| Bank-defined cash flow metric | | $129.5 | (14.0) | $115.5 |
| Senior Secured Debt / Bank-defined cash flow metric | | 2.9x | | 2.3x |
| **Total Debt / Bank-defined cash flow metric** | | **4.4x** | | **4.0x** |
| Bank-defined cash flow metric / Cash Interest Expense | | 2.4x | | 2.6x |

*(1) Pro Forma for only the impact of the FCR Disposition, does not include the impact of any contemplated refinancing.*

*(2) Total existing Revolver size is $177.5mm with $49.8mm of Letters of Credit outstanding.*

*(3) Approximate annual Cash Interest savings, does not include the impact of any contemplated refinancing.*

*(4) LTM Oct 31, 2010 consolidated Adjusted EBITDA and LTM Oct 31, 2010 Adjusted EBITDA of $14.0 million related to the assets being sold, as reconciled in the Non-GAAP financial tables.*

*(5) Credit statistics as defined per Senior Secured Credit Agreement, with Bank-defined cash flow metric as reconciled in the Non-GAAP financial tables.*

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13 Accounting for the Divestiture Accounting treatment post transaction will be as follows: The FCR assets being divested will be treated as a discontinued operations, and as such, income from these operations will be treated as income from discontinued operations. Estimated non-recurring gains and losses: Gain on divestiture of approximately $65.0 million for assets accounted as discontinued operations. Loss on debt extinguishment associated with write-off of the Term Loan B unamortized deferred financing costs and original issue discount.

14 Updated Fiscal Year 2011 Pro forma Guidance FY 2011 pro forma guidance1 updated to reflect only the impact of the divestiture, estimated in following ranges: Revenues between $462.0 million and $472.0 million. Adjusted EBITDA between $109.0 million and $113.0 million. Capital Expenditures between $52.0 million and $58.0 million. Other notes: Pro forma cash interest2 expense reduced by approximately $8.0 million annually. 1 The FY 2011 pro forma guidance reflects the guidance as provided on December 1, 2010, excluding the projected contribution of the FCR recycling assets to be sold and any one-time gains or losses associated with this divestiture. 2 The pro forma cash interest reduction has been annualized and is estimated for a full-year impact.

15 Refinancing Overview As separately announced this morning, the Company launched a tender offer for all of the Company’s $195.0 million aggregate principal amount of 9.750% Senior Subordinated Notes due 2013. The tender offer is conditioned on the successful completion of the Company’s separately announced Rule 144A offering of Senior Subordinated Notes due 2019. The Company is also seeking an amendment and extension of its existing Revolving Credit Facility in order to: Extend the maturity, achieve more favorable pricing terms, increase availability, and add an accordion to provide capacity to call the Second Lien Notes after July 2012 with Senior Secured Debt.

16 Strengthening and Simplifying Casella The divestiture. . . Materially strengthens Casella’s balance sheet and credit profile. Is attractive to Casella shareholders. Simplifies Casella’s business model and reduces risk exposures. Company is committed to reducing leverage to at or below 3.5x. Casella maintains same vision for the future, with a focus on integrated solid waste services and resource renewal solutions.

Appendix

18 Non-GAAP Measures In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, a goodwill impairment charge, an environmental remediation charge as well as development project charges (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses Bank-defined cash flow metric (as per our Senior Secured Credit Facility), which is a non-GAAP measure used in our Senior Secured Credit Facility. Adjusted EBITDA is reconciled to Net Income (Loss), while Bank-defined cash flow metric is reconciled to Net Cash Provided by Operating Activities. We present Adjusted EBITDA and Bank-defined cash flow metric because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Bank-defined cash flow metric to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency, a better understanding of our core financial performance, and to measure our compliance with covenants such as interest coverage, leverage and debt incurrence. Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the U.S. Adjusted EBITDA and Bank-defined cash flow metric should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles in the U.S., and may be different from Adjusted EBITDA or Bank-defined cash flow metric presented by other companies.

19 Non-GAAP Reconciliation of Adjusted EBITDA ($ in thousands) FCR Divested Assets FCR Divested Assets Fiscal Year Ended Twelve Months Ended Fiscal Year Ended Twelve Months Ended April 30, 2010 October 31, 2010 April 30, 2010 October 31, 2010 Net (loss) income (13,858) $ (13,585) $ 10,902 $ 10,267 $ (Income) loss on disposal of discontinued operations, net (1,180) (1,091) - - (Income) loss from discontinued operations, net (213) 13 - - (Loss) income from continuing operations before discontinued operations (15,251) $ (14,663) $ 10,902 $ 10,267 $ Provision (benefit) for income taxes 3,018 3,059 - - Interest expense, net 54,270 58,630 - - Depreciation and amortization 68,275 63,992 4,246 4,242 Other expense (income), net 2,353 2,981 (59) (468) Severance and reorganization charges 185 185 - - Goodwill impairment charge - - - - Environmental remediation charge 335 335 - - Hardwick impairment and closing charge - - - - Development project charges - - - - Depletion of landfill operating lease obligations 6,867 8,001 - - Interest accretion on landfill and environmental remediation liabilities 3,506 3,424 - - Adjusted EBITDA 123,558 $ 125,944 $ 15,089 $ 14,041 $

20 Bank Defined Cash Flow Metric Reconciliation ($ in thousands) Twelve Months Ended October 31, 2010 Net cash provided by operating activities 65,100 $ Changes in assets and liabilities, net of effects of acquisitions and divestitures 2,997 Gain on sale of equipment and assets 4,221 Stock based compensation, net of excess tax benefit on exercise of options (2,565) Environmental remediation charge (335) Interest expense plus amortization of premium on senior notes less discount on term loan and second lien notes 57,333 Provision for income taxes, net of deferred taxes (282) Adjustments as allowed by Senior Secured Credit Facility Agreement 3,013 Bank-Defined Cash Flow Metric 129,482 $